UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2006

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Concord Technologies, L.P., Geospace Engineering Resources International, LP, Geospace Technologies, LP, OYO Instruments, LP, and OYOG Operations, LP, all Texas limited partnerships (collectively, the "Borrowers"), all of which are subsidiaries of OYO Geospace Corporation, a Delaware corporation (the "Company"), entered into a Second Amendment to Loan Agreement dated June 16, 2006 with Regions Bank (f/k/a Union Planters Bank, N.A.). The Second Amendment to Loan Agreement amends the existing Loan Agreement dated November 22, 2004, among the Borrowers and Union Planters Bank, N.A. (previously filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission on December 7, 2004), as amended by the First Amendment to Loan Agreement dated September 19, 2005 (previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 21, 2005) (collectively, the "Loan Agreement").

The Second Amendment to Loan Agreement amends the Loan Agreement by, among other things, (i) amending the definition of "Ratio of Total Liabilities to Tangible Net Worth" to exclude certain funds allocated to the Company's Deferred Revenue account from the calculation and (ii) excluding funds allocated to the Company's expansion project, as described in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, from the calculation of the capital expenditure limitation. The Company, along with two of its other subsidiaries, are still guarantors of the Borrowers' obligations under the Loan Agreement, as amended by the Second Amendment to Loan Agreement.

The foregoing description of the Second Amendment to Loan Agreement is qualified in its entirety by reference to the Second Amendment to Loan Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Second Amendment to Loan Agreement dated June 16, 2006, between the Borrowers and Regions Bank (f/k/a Union Planters Bank, N.A.).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: June 30, 2006	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment to Loan Agreement dated June 16, 2006, between the Borrowers and Regions Bank (f/k/a Union Planters Bank, N.A.).